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                  [HAM, LANGSTON & BREZINA, LLP LETTERHEAD]





September 18, 1997



Securities and Exchange Commission
Washington, D.C.  20549


Ladies and Gentleman:

We were previously principal accountants for Environmental Safeguards, Inc. and, under the date of March 18, 1997 we reported on the consolidated financial statements of Environmental Safeguards, Inc. and Subsidiary as of December 31, 1996 and 1995 and for the years then ended. On September 17, 1997, our appointment as principal accountants was terminated. We have read Environmental Safeguards, Inc.'s statements included under Item 4 of its Form 8-K dated September 17, 1997. We agree with such statements, except that we are not in a position to agree or disagree with Environmental Safeguards, Inc.'s statement that the change was recommended and approved by the company's board of directors and we are not in a position to agree or disagree with Environmental Safeguards, Inc. statement that Ernest & Young, L.L.P. was not consulted or did not provide a written report or oral advice regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Environmental Safeguards, Inc.'s financial statements.


Very truly yours,

/s/ HAM, LANGSTON & BREZINA, L.L.P.

Ham, Langston & Brezina, L.L.P.